EXHIBIT 8

(REV2)

              Neither this Warrant nor the shares of Common Stock issuable upon exercise of this Warrant has been registered under the Securities Act of l933, as amended (the "Act") and may not be sold, pledged, hypothecated or otherwise transferred or offered for sale unless a registration statement has become and is then effective with respect to such Warrant or Common Stock or a written opinion of counsel that the proposed sale, pledge, hypothecation or other transfer is exempt from registration under the Act has been provided the Company.

                             MID-STATE RACEWAY, INC.


               WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK

No. CAP-2                                                100,000 Shares

                  FOR VALUE RECEIVED, Mid-State Raceway, Inc. (the "Company"), a New York corporation, hereby certifies that All Capital, LLC or permitted assigns (the "Holder") is entitled to purchase from the Company, at any time or from time to time subsequent to August 1, 2002 (the "Effective Date") and prior to 5:00 P.M., New York City time then current, on July 31, 2007, One Hundred Thousand (100,000) fully paid and nonassessable shares of the common stock, par value $.10 per share, of the Company (the "Common Stock") at the rate of Two ($2.00) Dollars per share (the "Exercise Price").

         1. EXERCISE OF WARRANT.

                  (a) This Warrant may be exercised, in whole at any time or in part from time to time, subsequent to the Effective Date and prior to 5:00 P.M., New York City time then current, on July 31, 2007, by the Holder by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in subparagraph 8 (a) hereof, together with proper payment for shares of Common Stock made by either, at the election of the
Holder: (a) certified or official bank check, drawn on a bank with offices in the continental United States, payable in U.S. dollars to the order of the Company and/or (b) by application of up to all of unpaid principal and/or interest evidenced by that certain Promissory Note of even date executed by the Company in favor of All Capital, LLC in the initial principal amount of $1,000,000 (the "Note"). If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Common Stock, and the Holder is entitled to receive a new Warrant covering the shares of Common Stock for which this Warrant has not been exercised. Upon such surrender of this Warrant, the Company will issue or cause to be issued a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled.

                  (c) Anything herein to the contrary notwithstanding , this Warrant shall not be exercisable by the Holder if the stockholders of the Company approve the Exclusive Option Agreement (as defined in that certain Loan Commitment dated March 22, 2002 executed by the Company and Capital One, LLC) and the transactions therein described are consummated.

         2. RESERVATION OF WARRANT SHARES. The Company agrees that, prior to the expiration of this Warrant, the Company will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of the Common Stock as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer (except as hereinafter provided) and free and clear of all liens, claims and encumbrances and rights and options of third parties, including without limitation pre-emptive rights.

         3. PROTECTION AGAINST DILUTION. (a) If, at any time or from time to time after the Effective Date, the Company shall distribute to the holders of the Common Stock (i) securities, other than shares of Common Stock, or (ii) property, excluding cash, without payment therefore, with respect to the Common Stock, then, and in each such case, the Holder, upon the exercise of this Warrant, shall be entitled to receive the securities and properties which the Holder would have held on the date of such exercise if, on the Effective Date the Holder had been the holder of record of the number of shares of Common Stock subscribed for upon such exercise and, during the period from the Effective Date to and including the date of such exercise, had retained such shares and securities and properties receivable by the Holder during such period. Notice of each such distribution shall be forthwith mailed by the Company to the Holder.

         (b) In case the Company shall subsequent to the Effective Date (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Exercise Price in effect immediately prior to such action shall be adjusted so that the Holder of any Warrant surrendered for exercise immediately thereafter would be entitled to receive the number of shares of Common Stock or other capital stock of the Company which he would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this subparagraph 3 (b) shall become effective immediately after the record date in the case of any such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, reconstruction or reclassification. If, as a result of an adjustment made pursuant to this subparagraph 3 (b), the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination, providing the same is applied equally to all holders of Common Stock, shall be conclusive and shall be described in a written notice to the Holders of the Warrants promptly after such adjustment) shall determine the allocation between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

         (c) In case the Company shall subsequent to the Effective Date issue or sell any rights, options, warrants or securities convertible into Common Stock entitling the holders thereof to purchase Common Stock or to convert such securities into Common Stock at a price per share (the "Price", as defined) less than the then current Exercise Price in effect on the date of such issuance or sale, the Exercise Price shall be adjusted as of the date of such issuance or sale so that the same shall equal to the Price (subject to further adjustment as herein provided). For purposes of this subparagraph 3(c), the term "Price" shall be and mean the amount determined by dividing (i) the total amount, if any, received or receivable by the Company in consideration of the issuance or sale of such rights, options, warrants or convertible securities plus the total consideration, if any, payable to the Company upon exercise or conversion thereof (the "Total Consideration"), by (ii) the number of additional shares of Common Stock issuable upon exercise or conversion of such securities. Any property (other than cash) received in consideration for, or exercise of, any such rights, options, warrants or convertible securities shall be valued at fair market value on the date of receipt by the Company, as determined by the Board of Directors.

         (d) If, subsequent to the Effective Date, shares of Common Stock are issued by the Company for consideration in an amount per share less than the applicable Exercise Price, then and in that event (and effective as of the date of issuance of such Common Stock) the Exercise Price shall be reduced by that amount determined by multiplying the then effective Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock issued and the denominator of which shall be the sum of (i) the total number of issued and outstanding shares of Common Stock prior to such issuance plus (ii) that number of shares of Common Stock issuable upon conversion of all of the then issued and outstanding preferred stock of the Company by its terms convertible into Common Stock; provided, however, that in no event shall the Exercise price be less than the par value of the Common Stock. The determination of the Exercise Price shall be made as of the Exercise Date which shall be the date upon which this Warrant is surrendered, in each instance, to the Company upon exercise pursuant to the provisions of Paragraph 1 hereof. To the extent permitted by law, each exercise shall be deemed to have been effective on the Exercise Date, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock are issuable upon such exercise shall be deemed to have become holders of record of the shares represented thereby.

         (e) In case, subsequent to the Effective Date, of any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder of a Warrant shall have the right thereafter to convert such Warrant into the kind and amount of securities, cash or other property which he would have owned or have been entitled to receive immediately after such consolidation merger, statutory exchange, sale or conveyance had such Warrant been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Paragraph 3 with respect to the rights and interests thereafter of the Holders of the Warrants to the end that the provisions set forth in this Paragraph 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the Warrants. The above provisions of this subparagraph 3(e) shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances. Notice of any such consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made shall be mailed to the Holder not less than 30 days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

                  (f) If at any time or from time to time subsequent to the Effective Date, shares of the Common Stock are issued by the Company (other than in the manner described in subparagraph 3(b) hereof) but including upon the exercise of the rights, options, warrants or convertible securities described in subparagraph 3(c) hereof, then and in that event the number of shares Common Stock subject to this Warrant and as to which this Warrant may be exercised shall be increased by the number of shares of Common Stock so issued.

                  (g) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $0.02 per share of Common Stock; provided, however, that any adjustments which by reason of this subparagraph 3(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided further, however, that adjustments shall be required and made in accordance with the provisions of this Paragraph 3 (other than this subparagraph 3(g) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holders of Warrants or Common Stock. A conversion of preferred stock convertible into Common Stock into Common Stock shall not precipitate an adjustment to the Exercise Price pursuant to this Paragraph 3. All calculations under this

Paragraph 3 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Paragraph 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Exercise Price, in addition to those required by this Paragraph 3, as it in its description shall deem to be advisable in order that any stock dividend or subdivision of shares hereafter made by the Company to its shareholders shall not be taxable.

                  (h) Whenever the Exercise Price is adjusted as provided in this Paragraph 3 and upon any modification of the rights of a Holder of Warrants in accordance with this Paragraph 3, the Company shall promptly mail to the Holders of the Warrants a certificate of the chief financial officer or secretary of the Company setting forth the Exercise Price and the number of shares of Common Stock as to which this Warrant may be exercised after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same.

                  (i) If the Board of Directors of the Company shall declare any dividend or other distribution with respect to its Common Stock, the Company shall mail a notice thereof to the Holder not less than 15 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution but in any event not less than 45 days prior to the date such dividend or distribution is intended to be made by the Company.

         4. FULLY PAID STOCK; TAXES. The Company agrees that the shares of the Common Stock represented by each and every certificate delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and non-assessable (except to the extent set forth in the Business Corporation Law), and not subject to pre-emptive rights, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Exercise Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any shares of Common Stock or certificate therefor.

         5. TRANSFERABILITY. This Warrant and the shares of Common Stock issuable upon the exercise of this Warrant (collectively the "Securities") may not be transferred, sold, assigned, conveyed, pledged or hypothecated except in conformity with the provisions of the Securities Act of 1933, as amended (the "Act") and the rules and regulations ("Regulations") promulgated thereunder by the Securities and Exchange Commission. Prior to any proposed transfer of any of the Securities (in the absence of an effective Registration Statement under the Act with respect to such Securities), the holder of such Securities shall deliver to the Company a written opinion of counsel to the effect that such proposed Transfer may be effected without registration under the Act. Each certificate representing shares of Common Stock (issuable upon exercise of the Warrants) and the Warrants shall contain the following legend, if in the Company's reasonable judgment, applicable securities law so require:

                  "The ______________ represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") and may not be sold, pledged, hypothecated or otherwise transferred or offered for sale unless a registration statement has become and is then effective with respect to such _______________ or a written opinion of counsel that the proposed sale, pledge, hypothecation or other transfer is exempt from registration under the Act has been provided to the Company."

In addition, the Company may place stop transfer instructions concerning those shares in its stock transfer records. The Holder, by accepting this Warrant, consents and agrees with the Company and every subsequent holder of this Warrant that until the Warrant is transferred on the books of the Company, the Company may treat the registered Holder as the absolute owner thereof for all purposes, notwithstanding any notice to the contrary. The Company agrees to make such transfer promptly on its books if the transfer is effected consistent with the terms of this Paragraph 5.

         6. LOSS, ETC., OF WARRANT. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

         7. WARRANT HOLDER NOT SHAREHOLDER. Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

         8. COMMUNICATION. No notice or other communication under this Warrant shall be effective unless (but any notice or other communication shall be effective and shall be deemed to have been given if) the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

                  (a) the Company at P.O. Box 860, Vernon, New York 13476, or such other address as the Company has designated in writing to the Holder.

                  (b) the Holder at the address specified on the records of the Company, or such other address as the Holder has designated in writing to the Company.

         9. ISSUANCE. This Warrant has been issued pursuant to the provisions of that certain Interim Loan Agreement dated July , 2002 (the "Interim Loan Agreement") executed by All Capital, LLC ("Allcap") and the Company and in consideration for the financial undertakings of Allcap therein contained.

         10. REGISTRATION RIGHTS. The Company does hereby irrevocably give and grant to the Holder those registration rights set forth in Exhibit "A" annexed hereto; which registration rights are hereby incorporated herein by reference with the same full force and effect as if set forth herein in full.

         11. HEADINGS. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

         12. APPLICABLE LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in New York.

         13. SUCCESSORS AND ASSIGNS. This Warrant shall be binding upon, and inure to the benefit of, the Company and the Holder and their respective successors and permitted assigns.



         (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

         14. ATTORNEYS FEES. In the event of any dispute or controversy arising out of or relating to this Warrant, the prevailing party shall be entitled to recover reasonable attorneys fees from the other party hereto.

         IN WITNESS WHEREOF, Mid-State Raceway, Inc. has caused this Warrant to be signed by its President and its corporate seal to be hereunto affixed this 17th day of July, 2002.

                                          Mid-State Raceway, Inc.

                                          By: /s/ ANDREW GOODELL
                                              ------------------
                                              Andrew Goodell,  President

{Corporate Seal}

Accepted and Agreed:
All Capital, LLC

By:  /s/ SHAWN SCOTT
     ---------------

                                  SUBSCRIPTION

                  The undersigned ___________________________________,
pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase ____________ shares of the Common Stock of Mid-State Raceway, Inc., covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.


Dated:_________________________   Signature__________________________

                  Address______________________________________


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, ____________________________ hereby sells, assigns and transfers unto _______________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint ________________________ attorney, to transfer said Warrant on the books of Mid-State Raceway, Inc.


Dated:_________________________   Signature__________________________

                  Address______________________________________


                               PARTIAL ASSIGNMENT

                  FOR VALUE RECEIVED, _______________________ hereby assigns and transfers unto __________________________ the right to purchase ____________
shares of the Common Stock of Mid-State Raceway, Inc. by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced hereby, and does irrevocably constitute and appoint ______________________, attorney, to transfer that part of said Warrant on the books of Mid-State Raceway, Inc.


Dated:_________________________   Signature__________________________

                  Address______________________________________

                                   EXHIBIT "A"

                                       TO

                                     WARRANT

                                     BETWEEN

            MID-STATE RACEWAY, INC. AND MID-STATE DEVELOPMENT, CORP.

                                       AND

                                ALL CAPITAL, LLC


                  1.1. RACEWAY REGISTRATION. Whenever Raceway proposes to file a registration statement relating to any of its capital stock under the Securities Act of 1933, as amended (the " Securities Act"), other than a registration statement relating to any of its capital stock required to be filed in respect of employee benefit plans of Raceway on Form S-8 or any similar form from time to time in effect or any registration statement on Form S-4 or similar successor form relating to securities issues in connection with a reorganization, Raceway shall, at least twenty-one days (or if such twenty-one period is not practicable, then a reasonable shorter period which shall not be less than seven days) prior to such filing, give written notice of such proposed filing to the Holder. Upon receipt by Raceway not more than seven days (unless the notice given to the Holder pursuant to the previous sentence is less than ten days, in which case such seven-day period shall be shortened to five days) after such notice of a written request from any Holder for registration of his Registerable Securities (as defined below), Raceway shall include such Registerable
Securities in such registration statement or in a separate registration statement concurrently filed, and shall use all reasonable efforts to cause such registration statement to become effective with respect to such Registerable Securities, unless the managing underwriter therefor concludes in its reasonable judgment that compliance with this Section 1.1 would materially adversely affect such offering. "Registerable Securities means any and all shares of Common Stock acquired by the Holder at any time and from any source.

                  1.2. GENERAL PROVISIONS. Raceway will use all reasonable efforts to cause any registration statement referred to in Section 1.1 to become effective and to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of 45 days from the effective date of the registration statement and the date on which the Holder completes his distribution of Registerable Securities that have been registered pursuant to Section 1.1. Raceway will use all reasonable efforts to effect such qualifications under applicable blue sky or other state securities laws as may be reasonable requested by the Holder (provided that Raceway shall not be obligated to file a general consent to service of process or qualify to do business as a foreign corporation or otherwise subject itself to taxation in any jurisdiction solely for the purpose of any such qualification) to permit or facilitate such sale or other distribution. Raceway will cause the Registerable Securities for which registration is effected under
Section 1.1 to be listed on any national securities exchange or quoted on any quotation system on which the shares of Common Stock are listed or quoted.

                  1.3 INFORMATION, DOCUMENTS, ETC. Upon making a request for registration pursuant to Section 1.1, the Holder shall furnish to Raceway such information as Raceway may reasonably request and shall be required in connection with any registration, qualification or compliance referred to herein. Raceway agrees that it will furnish to each such Holder the number of prospectuses, offering circulars or other documents, or any amendments or supplements thereto, incident to any registration, qualification or compliance referred to in this Exhibit "A" the Holder from time to time may reasonably request.

                  1.4. EXPENSES. Raceway will bear all expenses of registrations pursuant to this Exhibit "A" (other than underwriting discounts and commissions and brokerage commissions and fees, if any, payable with respect to shares of Registerable Securities sold by the Holder), including, without limitation, registration fees, printing expenses, expenses of compliance with blue sky or other state securities laws, the fees of one counsel for the Holder, and legal and audit fees incurred by Raceway in connection with such registration and amendments or supplements in connection therewith.

                  1.5. COOPERATION. In connection with any registration of Registerable Securities pursuant to this Exhibit "A", Raceway agrees to:

                           (a) enter into such customary  agreements  (including
an underwriting agreement

containing such representations and warranties by Raceway and such other terms and provisions, including indemnification provisions, as are customarily contained in underwriting agreements for comparable offerings and, if no underwriting agreement is entered into, an indemnification agreement on such terms as is customary in transactions of such nature) and take all such other actions as the Holder or the underwriters, if any, participation in such offering and sale may reasonable request in order to expedite or facilitate such offering and sale;

                           (b)  furnish,  at the  request  of the  Holder or any
underwriters participating in such offering and sale, (i) a comfort letter or letters, dated the date of the final prospectus with respect to the Registerable Securities from the independent certified public accountants of Raceway and addressed to the Holder and any underwriters participating in such offering and sale, which letter or letters shall state that such accountants are independent with respect to Raceway within the meaning of Rule 1.01 of the Code of Professional Ethics of the American Institute of Certified Public Accountants and shall address such matters as the Holders and underwriter may reasonably request and as may be customary in transactions of a similar nature for similar entities and (ii) an opinion, dated the date of the closing for the sale of the Registerable Securities of the counsel representing Raceway with respect to such offering and sale, addressed to the Holder and any such underwriters, which opinion shall address such matters as they may reasonably request and as may be customary in transactions of a similar nature for similar entities; and

                           (c) make available for inspection by the Holder,  the
underwriters, if any, participating in such offering and sale (which inspecting underwriters shall, if reasonably possible, be limited to any manager or managers for such participating underwriters), counsel for the Holder, one accountant or accounting firm retained by the Holders and any such underwriters, or any other agent retained by the Holder or such underwriters, all financial and other records, corporate documents and properties of Raceway, and supply such additional information, as they shall reasonably request.

                  1.6. UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of Raceway's capital stock, Raceway shall not be required under Section 1.1 to include any of the Holder's securities in such underwriting unless the Holder accepts the terms of the underwriting as agreed upon between Raceway and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not adversely affect the success of the offering by Raceway. If the total amount of securities, including Registerable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by Raceway that the underwriters determine in their sole discretion will not adversely affect the success of the offering, then Raceway shall be required to include in the offering only that number of such securities, including
Registerable Securities, which the underwriters determine in their sole discretion will not adversely affect the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders). For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a holder of Registerable Securities and which is a partnership or corporation the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder", and any pro rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder", as defined in this sentence.

                  1.7. DELAY OF REGISTRATION. The Holder shall not l have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Exhibit "B".

                  1.8.   ACTION  TO   SUSPEND   EFFECTIVENESS;   SUPPLEMENT   TO
REGISTRATION STATEMENT. (a) Raceway will notify the Holder and his counsel promptly of (i) any action by the Securities and Exchange Commission to suspend the effectiveness of the registration statement covering the Registerable Securities or the institution or threatening of any proceeding for such purpose (a "stop order") or (ii) the receipt by Raceway of any notification with respect to the suspension of the qualification of Registerable Securities for the sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Immediately upon receipt of any such notice, the Holder shall cease to offer to sell any Registerable Securities pursuant to the registration statement in the jurisdiction to which such stop order or suspension relates. Raceway will use all reasonable efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if any such stop order is issued or any such qualification is suspended, to obtain as soon as possible the withdrawal or revocation thereof, and will notify the Holder and his counsel at the earliest practicable date of the date on which the Holder may offer an sell Registerable Securities pursuant to the registration statement.

                  (b) Within the applicable period referred to in Section 1.1 following the effectiveness of a registration statement filed pursuant to this Exhibit "A", Raceway will notify the Holder and his counsel promptly of the occurrence of any event or the existence of any state of facts that, in the judgment of Raceway, should be set forth in such registration statement. Immediately upon receipt of such notice, the Holder shall cease to offer or sell any Registerable Securities pursuant to such registration statement, cease to deliver or use such registration statement and, if for requested by Raceway, return to Raceway, at its expense, all copies (other than permanent file copies) of such registration statement, in each case until such registration statement has been amended or supplemented as hereinafter provided. Raceway will, as promptly as practicable, take such action as may be necessary to amend or supplement such registration statement in order to set forth or reflect such event or state of facts. Raceway will furnish copies of such proposed amendment or supplement to the Holder and his counsel and will not file or distribute such amendment or supplement without the prior consent of the Holders, which consent shall not be unreasonably withheld.

                  1.9. INDEMNIFICATION. (a) In the event of the registration of any of the shares of Common Stock under the Securities Act pursuant to the provision of this Exhibit "A", Raceway will, to the extent permitted by law, indemnify and hold harmless the Holder, his Affiliates and Associates and each other person, if any, who controls the Holder for purposes of the Securities Act (each, an "indemnified persons") against any losses, claims, damages or liabilities, joint or several, to which such indemnified person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained or incorporated by shares were registered under the Securities Act, any final prospectus contained therein (as such may be amended or supplemented) or any document incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading in light of the circumstances in which made, and will reimburse each such indemnified person for any legal or any other expenses reasonably incurred by such indemnified person in connection with investigation or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that Raceway will not be liable in any such case to the extent that any such loss, claim, damage or liability (i) arises out of or is based upon in untrue statement or alleged untrue statement or omission or alleged omission made or incorporated by reference in such registration statement or such final prospectus (as such may be amended or supplemented) in reliance upon and in conformity with written information furnished to Raceway by such indemnified person specifically for use in the preparation thereof or (ii) arises in connection with a sale of Registerable Securities by such indemnified person in contravention of Section 1.1(b) hereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive any transfer of such Securities by the Holders.

                                    (b) In the event of the  registration of any
shares of Common Stock under the Securities Act pursuant to the provisions hereof, the Holder will, to the extent permitted by law, indemnify and hold harmless Raceway, each director of Raceway, each officer of Raceway who signs the registration statement and each other person, if any, who controls Raceway for purposes of the Securities Act against losses, claims, damages or liabilities, joint or several, to which Raceway or such director, officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement under which such shares were registered under the Securities Act, any final prospectus contained therein (as such may be amended or supplemented) or any document incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading in light of the circumstances in which made, which untrue statement or alleged untrue statement or omission or alleged omission has been made in reliance upon and in conformity with written information furnished to Raceway by the Holder specifically for use in the preparation thereof, and will reimburse Raceway and each such director, officer or controlling person for any legal or any other expenses reasonably incurred by Raceway or such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action.

                                    (c) If the  indemnification  provided for in
this Section 1.9 is unavailable to a party that would have been an indemnified party hereunder in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to herein, then each party that would have been in indemnifying party thereunder shall, in lieu of indemnifying such indemnified party, contribute to the extent permitted by law to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative default of the indemnifying party on the one hand and such indemnified party on the other hand in connection with the statement or omission which resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Raceway acknowledges and agrees that it would not be just and equitable if contribution pursuant to this
Section 1.9(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 1.9(c). the amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 1.9(c) shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim (which shall be limited as provided in this Section 1.9(c) if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentations.

                                    (d)   Indemnification  or,  if  appropriate,
contribution  similar to that  specified  in the  preceding  provisions  of this
Section 1.9 (with appropriate modifications) shall be given by Raceway and the Holder with respect to statements or omission contained in applications or other written information filed in any state or other jurisdiction in connection with the registration or other qualification of Registerable Securities under applicable state securities or blue sky laws or regulations.

                                    (e)  In  the   event  of  any   underwritten
offering of Registerable Securities under the Securities Act pursuant to this Exhibit "A", Raceway and the Holder agree, to the extent practicable, to enter into an underwriting agreement, in customary form, with the underwriters thereof, which underwriting agreement may contain additional provisions with respect to indemnification and contribution.

                  1.10 REGISTRATION RIGHTS OF TRANSFEREE. Notwithstanding anything to the contrary contained herein, the Holder may assign his rights under this Exhibit "A" with respect to any shares of Common Stock transferred by any Holders to the transferee thereof, provided that such transferred shares represent all the shares of Common Stock owned by and issuable to such Holder.

                  1.12 EFFECTIVE DATE OF REGISTRATION RIGHTS. The Holders shall be entitled to exercise any right provided for in this Exhibit "A" during the five years commencing on the date hereof.

                  1.13 COMPULSORY REGISTRATION RIGHTS. In addition to and not in lieu of the registration rights granted to the Holder pursuant to the provisions of subparagrapsh 1.1 through 1.12 hereof, the Holder shall have the right, on two occasions, to compel Raceway, to register for sale by the Holder not less than 25,000 shares of Registerable Securities pursuant to the Securities Act. Any such registration shall be implemented in accordance with the provisions of subparagraphs 1.1 through 1.12 hereof except that the costs of such registration (other than costs associated with the preparation of audited financial statements which the Company is otherwise required to prepare and provide to stockholders annually and which will be borne by the Company) shall be borne by the Holder; provided however that to the extent any other party (including for this purpose the Company) desires to include share of Common Stock in such Registration Statement, the costs otherwise required to be borne by the Holder as hereinabove provided shall be pro rated among all parties whose shares of Common Stock are included in such Registration Statement; such pro ration to be made on a per share basis.